ORION S.A.

Exhibit 99.1
Orion S.A. Reports Full Year 2025 and Fourth Quarter Earnings
HOUSTON—February 17, 2026—Orion S.A. (NYSE: OEC), a specialty chemical company, today reported full year 2025 Net sales of $1.8 billion in 2025, a 4% decrease from the prior year, consisting of a 7% decline in price, including the pass-through effect of lower oil prices, offset by a 2% increase in volume and favorable foreign currency translation. Historically high levels of lower-tier tire imports into the Western Hemisphere and persistently soft demand in key industrial end-markets including transportation and polymers pressured our results, particularly in the second half of 2025. In response, Orion has focused on mitigating actions, including cost rationalization, inventory reduction and other optimization efforts. The company generated a consolidated Net loss of $70 million, including the non-cash goodwill impairment charge of $81 million recognized in the third quarter, and Adjusted EBITDA of $248 million. We delivered operating cash flow of $216 million and free cash flow of $55 million for 2025.
Orion reported fourth quarter Net sales of $412 million, representing a 5% year over year decline due to a 4% decline in volume and a 6% decline in price, primarily due to the pass-through effect of lower oil prices, partially offset by 4% favorable foreign currency translation. The fourth quarter was impacted by historically high levels of tire imports into the Western Hemisphere and soft demand across key Specialty Carbon Black end markets, most notably transportation and polymers. Intensified mitigation actions during the fourth quarter included the rationalization of production from certain assets and working capital efforts. For the fourth quarter, Orion reported a Net loss of $21 million and Adjusted EBITDA of $55 million.
Considering the current backdrop and macro uncertainty, Orion is taking additional steps intended to deliver stable earnings and to generate cash that will be used for debt reduction, including the following:
•Reducing growth capital expenditures (“capex”) to align with emerging end-market growth prospects
•Focused maintenance spend on reliability of our highest-contributing assets
•Adjusting our cost structure to better reflect the current demand environment while maintaining the ability to respond as demand recovers
•Continuing key Specialty Carbon Black segment qualification activity, prioritizing near-term profit generation opportunities
•Amended credit agreement, ensuring ample liquidity and sufficient headroom on leverage ratio
Other Highlights
•A near record safety performance globally in 2025, nine times better than chemical industry average
•Improved plant reliability by 200 basis points in 2025, driven by manufacturing excellence initiatives
•Awarded Platinum rating by EcoVadis, placing Orion in 99th percentile of companies assessed during 2025
•Extracted $69 million of cash from working capital in 2025, helping deliver full year free cash flow of $55 million
“Orion achieved 2025 Net sales of $1,807 million and $248 million of Adjusted EBITDA in 2025. Although down year over year, this was better than contemplated in our most recent guidance, as year-end destocking activity and customer production curtailments were not as pronounced as anticipated. I am particularly proud of our team’s agility in driving free cash flow,

ORION S.A.
which reached $55 million, despite lower year over year earnings and still elevated capex,” stated Corning Painter, Chief Executive Officer.
“While transient fundamental headwinds have affected our financial results and outlook,” continued Painter, “Orion has progressed on several impactful initiatives during 2025 that will ensure the company is well positioned in the future. Operating discipline enabled global safety performance well into the industry’s top quartile. Manufacturing excellence programs have progressively boosted plant reliability and helped drive improved on-time customer delivery metrics. Advancements in these areas enabled reduced inventory levels and will allow us to further optimize our maintenance expenditures.”
“Internal efforts facilitated a significant cash release from working capital in 2025’s second half, which was a key contributor to our positive free cash flow generation for the full year. Focused programs in working capital, coupled with a significant reduction in capital expenditures, will enable another year of positive free cash flow in 2026. This is our number one financial priority and commitment,” added Jon Puckett, Chief Financial Officer.
Fourth Quarter 2025 Overview:

(In millions, except per share data or stated otherwise)	Q4 2025	Q4 2024
Volume (kmt)
Specialty Carbon Black	52.7	59.9
Rubber Carbon Black	166.7	168.2
Total	219.4	228.1

Net Sales
Specialty Carbon Black	139.7	147.4
Rubber Carbon Black	272.0	286.8
Total	411.7	434.2

Income from operations
Specialty Carbon Black	12.5	10.6
Rubber Carbon Black	5.3	12.0
Corporate	0.1	1.0
Total	17.9	23.6

Net income (loss)	(21.1)	17.2
Adjusted Net income (loss)(1)	(19.3)	20.1

Segment Measures—Adjusted EBITDA(1)
Specialty Carbon Black	26.6	25.0
Rubber Carbon Black	28.7	36.7
Total	55.3	61.7

Basic Earnings (loss) per share	(0.38)	0.30
Diluted Earnings (loss) per share	(0.38)	0.30
Adjusted Diluted Earnings (loss) per share(1)	(0.34)	0.35
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.
Specialty Carbon Black
Our Specialty Carbon Black segment’s fourth quarter results continued to be impacted by broad industrial end-market softness, underpinned by macro uncertainty. Volumes decreased 12% year over year reflecting lower demand in the Americas and Asia

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Pacific (“APAC”) regions, partially offset by higher demand in our Europe, Middle East and Africa (“EMEA”) region. While net sales decreased 5% year over year, segment Adjusted EBITDA increased 6% driven by favorable product mix, as well as positive timing and favorable foreign currency translation.
Rubber Carbon Black
Our Rubber Carbon Black segment’s fourth quarter results continued to be impacted by lower tire production rates in key Western markets, resulting primarily from elevated levels of lower-tier tire imports and soft freight tonnage. Volumes declined 1% year over year, with lower demand in EMEA and America regions being largely offset by gains in other regions. Net sales decreased by 5% year over year, primarily due to the pass-through effect of lower oil prices, partially offset by favorable pricing. Adjusted EBITDA decreased 22% year over year, primarily due to the pass-through effect of lower oil prices and unfavorable regional mix.

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Full Year 2025 Overview:

	Year Ended December 31,
(In millions, except per share data or stated otherwise)	2025	2024
Volume (kmt)
Specialty Carbon Black	233.8	245.8
Rubber Carbon Black	714.8	689.0
Total	948.6	934.8

Net sales
Specialty Carbon Black	618.5	646.3
Rubber Carbon Black	1,188.2	1,231.2
Total	1,806.7	1,877.5

Income from operations
Specialty Carbon Black	(11.7)	51.5
Rubber Carbon Black	33.4	110.5
Corporate	5.8	(59.3)
Total	27.5	102.7

Net income (loss)	(70.1)	44.2
Adjusted net income(1)	28.0	102.8

Segment Measures—Adjusted EBITDA(1)
Specialty Carbon Black	93.5	108.1
Rubber Carbon Black	154.5	194.1
Total	248.0	302.2

Basic Earnings (loss) per share	(1.24)	0.76
Diluted Earnings (loss) per share	(1.24)	0.76
Adjusted Diluted Earnings per share(1)	0.50	1.76

Net cash provided by operating activities	216	125
Net cash used in investing activities	(161)	(207)
Net cash provided by (used in) financing activities	(41)	89
Free cash flow(1)	55	(43)
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures.
Specialty Carbon Black
Our Specialty Carbon Black segment’s full year results were impacted by soft global industrial activity, particularly in transportation and polymer markets, underpinned by macro uncertainty including lack of clarity around global trade policy, partially offset by favorable mix. Volumes decreased 5% owing to lower demand across all regions and some impact from operational issues early in the year. Segment Net sales decreased 4%, primarily due to the pass-through effect of lower oil prices and reduced volumes, partially offset by a favorable foreign currency translation. Adjusted EBITDA of the Specialty Carbon Black segment decreased 14%, primarily due to lower demand across all regions.
Rubber Carbon Black
Our Rubber Carbon Black segment’s full year results were impacted predominantly by lower tire production rates in key

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Western markets, resulting from elevated levels of lower-tier tire imports and soft freight tonnage. Volumes increased 4% primarily due to higher demand in the Americas and APAC regions, partially offset by lower demand in the EMEA region. Net sales decreased 3%, primarily due to the pass-through effect of lower oil prices, partially offset by higher volume and a favorable foreign currency translation. Adjusted EBITDA decreased 20%, primarily due to unfavorable customer and regional mix, as well as the unfavorable effect from the pass-through of lower oil prices. Those were partially offset by higher volume.
Cash Flow
For the full year 2025, we generated $216 million of operating cash flow and $55 million of Free cash flow after $161 million of capital expenditures. We finished the year with net debt of $921 million and, based on a trailing twelve months of Adjusted EBITDA of $248 million, a net debt-to-Adjusted EBITDA ratio of 3.7x.
Outlook
“As we enter the new year, key Rubber segment tire customers continue to operate at subdued rates in the wake of a surge in imports last year. And while inventories across Specialty end markets appear lean, we are yet to witness a pronounced uptick in demand. Considering these current conditions, Orion is establishing a full year 2026 Adjusted EBITDA guidance range of $160 million - $200 million and a free cash flow guidance range of $25 million - $50 million. Pricing outcomes from our negotiations for this year’s supply agreements coupled with flat to slightly lower volumes are the primary factors contributing to the bridge to 2026 earnings levels. Encouraging leading indicators, including an ongoing inflection in tire import data and the potential for recovery from the freight industry’s trough, are not contemplated at our guidance range midpoint. Lower capex and working capital efforts will help drive positive free cash flow despite these current EBITDA expectations,” Painter concluded.

ORION S.A.
Conference Call
As previously announced, Orion will hold a conference call today, Tuesday, February 17, 2026, at 8:30 a.m. (EST). The dial-in details for the live conference call are as follow:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers through March 3, 2026:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13757255
Additionally, an archived webcast of the conference call will be available on the Investor Relations section of the company’s website at www.orioncarbons.com.
To learn more about Orion, visit the company’s website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses and the markets it serves.
Contact:

Investor Relations	Media - U.S.
Christopher Kapsch	William Foreman
+1 281-318-4413	+1 832-445-3305
christopher.kapsch@orioncarbons.com	william.foreman@orioncarbons.com
About Orion S.A.
Orion S.A. (NYSE: OEC) is a leading global supplier of carbon black, a solid form of carbon produced as powder or pellets. The material is made to customers’ exacting specifications for tires, coatings, ink, batteries, plastics and numerous other specialties, high-performance applications. Carbon black is used to tint, colorize, provide reinforcement, conduct electricity, increase durability and add UV protection. Orion has innovation centers on three continents and 14 plants worldwide, offering the most diverse variety of production processes in the industry. The company’s corporate lineage goes back more than 160 years to Germany, where it operates the world’s longest-running carbon black plant. Orion is a leading innovator, applying a deep understanding of customers’ needs to deliver sustainable solutions. For more information, please visit orioncarbons.com.
Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “Outlook” section above. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements concerning the potential exposure to market risks, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions.
Forward-looking statements are typically identified by words such as “anticipate,” “assume,” “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “guidance,” “probably,” “project,” “will,”

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“seek,” “target,” “to be” and other words of similar meaning. These forward-looking statements include, without limitation, statements about the following matters:
•our profit and cash flow projections;
•our compliance with regulatory changes in certain countries;
•the outcome of any in-progress, pending or possible litigation or regulatory proceedings;
•the impact of adoption of new ASUs on our financial results;
•the sufficiency of our cash on hand, cash provided by operating activities and borrowings to pay our operating expenses, satisfy our contractual and lease obligations (including debt obligations) and fund capital expenditures; and
•our projections and expectations for pricing, financial results and performance in 2026 and beyond.
All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others:
•negative or uncertain worldwide economic conditions and developments;
•the operational risks inherent in chemicals manufacturing, including but not limited to disruptions due to technical difficulties, severe weather conditions, natural disasters, pandemics (such as COVID-19), or otherwise;
•unanticipated impacts of our plans and strategies, including possible future decisions to discontinue or reduce production at certain facilities;
•our dependence on major customers and suppliers;
•further changes and uncertainty in the geopolitical environment or government policy, including related to tariffs, counter-tariffs and other trade barriers;
•our ability to compete in the industries and markets in which we operate;
•our ability to successfully develop new products and technologies;
•our ability to effectively implement our business strategies;
•the volatility of costs, quality and availability of raw materials and energy;
•our ability to realize benefits from investments, joint ventures, acquisitions or alliances;
•our ability to realize benefits from, and changes in plan with respect to, plant capacity expansions and capital investments such as site development projects;
•any information technology systems failures, network disruptions and breaches of data security, including via third-party systems or using emerging technologies such as artificial intelligence;
•our exposure to political or country risks inherent in doing business globally;
•rapidly changing geopolitical environment, conflicts, growing tension between U.S. and other countries, and/or any other escalations may impact energy costs, raw material availability or other economic disruptions;
•our ability to comply with complex environmental, health and safety laws and regulations, and current and any possible future investigations and enforcement actions by governmental, supranational agencies or other organizations;
•environmental, social and governance matters, including regulations requiring a reduction of greenhouse gas emissions or that impose additional taxes or fees on emissions as well as increased awareness and adverse publicity about potential impacts on climate change by us;
•changes in regulations for carbon black as a nano-scale material;
•our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases as well as other accidents;
•any changes in European Union regulations or similar international regulations on chemical carbon that will affect our ability to market and sell our products;

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•any market or regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy;
•any litigation or legal proceedings, including product liability, environmental or asbestos related claims;
•our ability to protect our intellectual property rights and know-how;
•risks associated with our financial leverage;
•restrictive effects of the covenants in our debt instruments;
•any deterioration in our financial position or downgrade of our ratings by credit rating agencies;
•any disruptive changes in international and local economic conditions, dislocations in credit and capital markets and inflation or deflation;
•our ability to generate the funds required to service our debt and finance our operations;
•any fluctuations in foreign currency exchange or interest rates;
•the availability and efficiency of hedging for certain risks;
•any potential impairments or write-offs of certain assets;
•any required increases in our pension fund or retirement-related contributions;
•the adequacy of our insurance coverage;
•any challenges to our decisions and assumptions in assessing and complying with our tax obligations;
•any changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions;
•the ability to pay dividends on our Common stock at historical rates or at all;
•the difference between our stockholders’ rights and rights of stockholders of a U.S. corporation;
•the potential difficulty in obtaining or enforcing judgments or bringing legal actions against Orion S.A. (a Luxembourg incorporated entity) in the U.S. or elsewhere outside Luxembourg;
•the difference between Luxembourg & European insolvency and bankruptcy laws from U.S. insolvency laws;
•our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; and
•our ability to recruit or retain key management and personnel.
Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995” and “Risk Factors” in our Annual Report in Form 10-K for the year ended December 31, 2025 and in Note Q. Commitments and Contingencies to our audited Consolidated Financial Statements regarding contingent liabilities, including litigation. It is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement - including those in the “Outlook” and “Quarterly Business Segment Results” sections above - as a result of new information, future events or other information, other than as required by applicable law.
Reconciliation of Non-GAAP Financial Measures
We present certain financial measures that are not prepared in accordance with GAAP or the accounting standards of any other jurisdiction and may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures, see section Reconciliation of Non-GAAP Financial Measures below.
These non-GAAP measures include, but are not limited to Adjusted EBITDA, Free cash flow and adjusted earnings per share as
Net income (loss) (“Adjusted Diluted EPS”).
We define Adjusted EBITDA as Income from operations before depreciation and amortization, stock-based compensation, and non-recurring items (such as, restructuring expenses, Goodwill impairment, Loss (recovery) due to misappropriation of assets,

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net, etc.) plus Earnings in affiliated companies, net of tax. We define Free cash flow as Net cash provided by operating activities less Net cash used in investing activities. We define Net Debt as Total Gross debt less Cash and cash equivalents. We define Net Leverage Ratio as Net Debt divided by trailing twelve months Adjusted EBITDA.
We define Adjusted EPS, adjusted for stock-based compensation, non-recurring items (such as, restructuring expenses, Goodwill impairment, Loss (recovery) due to misappropriation of assets, net, etc.), intangible assets amortization, foreign exchange rate impacts and an estimated tax effect on add back items, divided by Weighted average number of diluted ordinary shares.
Our operations are managed by senior executives who report to our Chief Executive Officer (“CEO”), the chief operating decision maker (“CODM”). Adjusted EBITDA is used by our CODM to evaluate our operating performance and to make decisions regarding allocation of capital, because it excludes the effects of items that have less bearing on the performance of our underlying core business. We use this measure, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing our business. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization, historic cost and age of assets, financing and capital structures and taxation positions or regimes, we believe that Adjusted EBITDA provides a useful additional basis for evaluating and comparing the current performance of the underlying operations.
We believe our non-GAAP measures are useful measures of financial performance in addition to Net income, Income from operations and other profitability measures under GAAP, because they facilitate operating performance comparisons from period to period. In addition, we believe these non-GAAP measures aid investors by providing additional insight into our operational performance and help clarify trends affecting our business.
Other companies and analysts may calculate non-GAAP financial measures differently, so making comparisons among companies on this basis should be done carefully. Non-GAAP measures are not performance measures under GAAP and should not be considered in isolation or construed as substitutes for Net sales, Net income, Income from operations, Gross profit and other GAAP measures as an indicator of our operations in accordance with GAAP.
With respect to Adjusted EBITDA and Free cash flow outlook for 2026, we are not able to reconcile the forward-looking non-GAAP financial measures to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, significant legal settlements, tax and regulatory reserve changes, restructuring costs and acquisition and financing related impacts.

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Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share amounts)	2025	2024	2025	2024
	Unaudited

Net sales	$411.7	$434.2	$1,806.7	$1,877.5
Cost of sales	334.0	344.9	1,446.9	1,448.7
Gross profit	77.7	89.3	359.8	428.8
Selling, general and administrative expenses	57.1	58.1	230.7	237.8
Research and development costs	7.5	7.0	27.5	27.1
Loss (recovery) due to misappropriation of assets, net	(0.4)	(1.4)	(6.9)	59.3
Goodwill impairment	—	—	80.8	—
Other expense (income), net	(4.4)	2.0	0.2	1.9
Income from operations	17.9	23.6	27.5	102.7
Interest and other financial expense, net	15.1	8.6	62.3	49.4
Income (loss) before earnings in affiliated companies and income taxes	2.8	15.0	(34.8)	53.3

Income tax expense	22.8	(2.1)	35.8	9.7
Earnings in affiliated companies, net of tax	(1.1)	0.1	0.5	0.6
Net income (loss)	$(21.1)	$17.2	$(70.1)	$44.2

Weighted-average shares outstanding (in thousands):
Basic	56,051	57,679	56,324	58,223
Diluted	56,051	57,803	56,324	58,373
Earnings (loss) per share
Basic	$(0.38)	$0.30	$(1.24)	$0.76
Diluted	$(0.38)	$0.30	$(1.24)	$0.76

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Consolidated Statements of Financial Position

	December 31
(In millions, except share amounts)	2025	2024

ASSETS
Current assets
Cash and cash equivalents	$60.7	$44.2
Accounts receivable, net	213.6	211.9
Inventories, net	277.3	290.4
Income tax receivables	25.3	12.6
Prepaid expenses and other current assets	66.9	54.2
Total current assets	643.8	613.3
Property, plant and equipment, net	1,069.6	965.0
Right-of-use assets	125.8	117.9
Goodwill	—	71.5
Intangible assets, net	14.2	18.5
Investment in equity method affiliates	13.1	8.0
Deferred income tax assets	20.5	21.6
Other assets	20.6	41.5
Total non-current assets	1,263.8	1,244.0
Total assets	$1,907.6	$1,857.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$197.0	$156.2
Current portion of long term-debt and other financial liabilities	305.0	258.8
Accrued liabilities	50.1	39.5
Income taxes payable	20.2	4.8
Other current liabilities	54.1	57.4
Total current liabilities	626.4	516.7
Long-term debt, net	674.5	647.0
Employee benefit plan obligation	58.4	58.5
Deferred income tax liabilities	28.0	36.5
Other liabilities	135.7	123.7
Total non-current liabilities	896.6	865.7
Stockholders' equity
Common stock
Authorized: 65,992,259 and 65,992,259 shares with no par value
Issued – 60,992,259 and 60,992,259 shares with no par value
Outstanding – 56,154,794 and 57,242,372 shares	85.3	85.3
Treasury stock, at cost, 4,837,465 and 3,749,887	(90.8)	(82.2)
Additional paid-in capital	80.2	84.7
Retained earnings	382.2	457.0
Accumulated other comprehensive loss	(72.3)	(69.9)
Total stockholders' equity	384.6	474.9
Total liabilities and stockholders' equity	$1,907.6	$1,857.3

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Consolidated Statements of Cash Flows

	Years Ended December 31,
(In millions)	2025	2024

Cash flows from operating activities:
Net income (loss)	$(70.1)	$44.2
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	131.9	125.3
Impairment of property, plant and equipment and intangible assets	80.8	—
Amortization of debt issuance costs	2.0	1.5
Stock based compensation	13.6	15.3
Deferred tax (benefit) provision	(6.8)	(19.7)
Foreign currency transactions	(9.3)	(1.7)
Other operating non-cash items, net	1.4	1.8
Changes in operating assets and liabilities, net:
Trade receivables	17.4	13.8
Inventories	36.5	(19.6)
Trade payables	15.3	(14.8)
Other provisions	8.0	1.4
Income tax liabilities	1.4	(17.8)
Other assets and liabilities, net	(6.3)	(4.4)
Net cash provided by operating activities	215.8	125.3
Cash flows from investing activities:
Acquisition of property, plant and equipment	(161.0)	(206.7)
Net cash used in investing activities	(161.0)	(206.7)
Cash flows from financing activities:
Repayments of long-term debt	(8.9)	(4.1)
Payments for debt issue costs	(4.6)	(0.2)
Cash inflows related to current financial liabilities	153.4	263.1
Cash outflows related to current financial liabilities	(151.6)	(138.1)
Dividends paid to stockholders	(4.7)	(4.8)
Repurchases of Common stock	(24.8)	(26.6)
Net cash provided by (used in) financing activities	(41.2)	89.3
Increase (decrease) in cash, cash equivalents and restricted cash	13.6	7.9
Cash, cash equivalents and restricted cash at the beginning of the period	44.7	40.2
Effect of exchange rate changes on cash	2.9	(3.4)
Cash, cash equivalents and restricted cash at the end of the period	61.2	44.7
Less restricted cash at the end of the period	0.5	0.5
Cash and cash equivalents at the end of the period	$60.7	$44.2

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Reconciliation of Non-GAAP to GAAP Financial Measures
The following tables present a reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure:
Reconciliation of Net income (loss) to Adjusted EBITDA:

Reconciliation of profit	Fourth Quarter		Year Ended December 31,
(In millions)	2025	2024	2025	2024

Net income (loss)	$(21.1)	$17.2	$(70.1)	$44.2
Add back Income tax expense (benefit)	22.8	(2.1)	35.8	9.7
Add back Equity in earnings of affiliated companies, net of tax	1.1	(0.1)	(0.5)	(0.6)
Income (loss) before earnings in affiliated companies and income taxes	2.8	15.0	(34.8)	53.3
Add back Interest and other financial expense, net	15.1	8.6	62.3	49.4
Income from operations	17.9	23.6	27.5	102.7
Add back Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	34.7	35.3	131.9	125.3
EBITDA	52.6	58.9	159.4	228.0
Equity in earnings of affiliated companies, net of tax	(1.1)	0.1	0.5	0.6
Loss (recovery) due to misappropriation of assets, net
Misappropriation of assets, net	(1.9)	(3.5)	(9.2)	55.7
Professional fees related to misappropriation of assets	1.5	2.1	2.3	3.6
Goodwill impairment	—	—	80.8	—
Long term incentive plan	3.6	4.0	13.6	15.3
Other adjustments	0.6	0.1	0.6	(1.0)
Adjusted EBITDA	$55.3	$61.7	$248.0	$302.2
Reconciliation of Net income (loss) to Adjusted net income and Diluted Earnings (loss) per share to Adjusted Diluted Earnings (loss) per share:

Adjusted EPS	Fourth Quarter		Year Ended December 31,
(In millions, except per share amounts)	2025	2024	2025	2024

Net income (loss)	$(21.1)	$17.2	$(70.1)	$44.2
add back long term incentive plan	3.6	4.0	13.6	15.3
add back loss (recovery) due to misappropriation of assets, net:
misappropriation of assets, net	(1.9)	(3.5)	(9.2)	55.7
loss due to professional fees related to misappropriation of assets	1.5	2.1	2.3	3.6
add back goodwill impairment	—	—	80.8	—
add back other adjustment items	0.6	0.1	0.6	(1.0)
add back intangible assets amortization	2.1	1.8	8.2	7.3
add back foreign exchange rate impacts	(4.1)	(0.8)	7.2	1.3
add back amortization of transaction costs	0.8	0.4	2.0	1.5
Tax effect on add back items at estimated tax rate	(0.8)	(1.2)	(7.4)	(25.1)
Adjusted Net income (loss)	$(19.3)	$20.1	$28.0	$102.8

Total add back items	$1.8	$2.9	$98.1	$58.6
Impact add back items per share	$0.04	$0.05	$1.74	$1.00
Earnings (loss) per share (diluted)	$(0.38)	$0.30	$(1.24)	$0.76
Adjusted diluted Earnings (loss) per share	$(0.34)	$0.35	$0.50	$1.76

ORION S.A.
Reconciliation of Net cash provided by operating activities to Free Cash flow:

Free cash flow		Year Ended December 31,
(In millions)		2025	2024

1	Net cash provided by operating activities	215.8	125.3
2	Net cash used in investing activities	(161.0)	(206.7)

1 + 2	Free cash flow	54.8	(81.4)
Reconciliation of Debt to Net Leverage Ratio:

Net Leverage Ratio		Year Ended December 31,
(In millions, except ratio)		2025	2024

	Term Loans (non-current)	$636.7	$598.9
	China Term Loan (non-current)	39.3	50.2
	Other short-term debt and obligations	289.8	250.9
	Term Loans (current)	3.0	3.0
	China Term Loan (current)	13.1	5.7
	Total gross debt	981.9	908.7
	Less: Cash and cash equivalents	60.7	44.2
1	Net Debt	$921.2	$864.5

2	Adjusted EBITDA	$248.0	$302.2

1 ÷ 2	Net Leverage Ratio	3.71	2.86